EXHIBIT 21


                       SUBSIDIARIES OF THE REGISTRANT


Name of Subsidiary			                        	State of Incorporation

Franklin Manufacturing Company	                     	Missouri

Unique Power Products, Inc.	                       		Colorado

UQM Leasing, Inc.                                				Colorado

Unique Building Partners Limited
  Liability Co.                                 					Colorado